                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-54350

                             GILEAD SCIENCES, INC.
                         $250,000,000 PRINCIPAL AMOUNT
            5% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2007
                                      AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                               ------------------

    This prospectus supplement should be read in conjunction with the prospectus dated February 9, 2001, which is to be delivered with this prospectus supplement.

    SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                             ---------------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

    The table, including related notes, appearing in the prospectus under the heading "Selling Securityholders" is superseded by the following table, including related notes:

                                                                                                 PRINCIPAL
                                                        PRINCIPAL                                AMOUNT OF      COMMON
                                                        AMOUNT OF                                  NOTES         STOCK
                                                          NOTES          COMMON                    OWNED         OWNED
                                                       BENEFICIALLY      STOCK        COMMON       AFTER         AFTER
                                                        OWNED AND     BENEFICIALLY    STOCK     COMPLETION    COMPLETION
NAME                                                    OFFERED(1)      OWNED(2)     OFFERED    OF OFFERING   OF OFFERING
----                                                   ------------   ------------   --------   -----------   -----------
1976 Distribution Trust FBO A.R. Lander /
  Zinterhofer........................................       14,000          284          284            0             0
1976 Distribution Trust FBO Jane A. Lander...........       14,000          284          284            0             0
AAM / Zazove Institutional Income Fund, L.P. (BS)....      500,000       10,178       10,178            0             0
AFTRA Health Fund....................................       75,000        1,526        1,526            0             0
Alexandra Global Investment Fund 1, Ltd..............    2,500,000       50,890       50,890            0             0
American Motorist Insurance Company..................      489,000        9,954        9,954            0             0
Arapahoe County Colorado.............................       48,000          977          977            0             0
Argent Classic Convertible Arbitrage Fund (Bermuda)
  Ltd................................................    7,000,000      142,493      142,493            0             0
Argent Convertible Arbitrage Fund Ltd................    4,000,000       81,424       81,424            0             0
BP Amoco PLC, Master Trust...........................    1,072,000       21,821       21,821            0             0
British Virgin Islands Social Security Board.........       36,000          732          732            0             0
Brown & Williamson Tobacco Retirement Trust..........       25,000          508          508            0             0
Century National Insurance Company...................      500,000       10,178       10,178            0             0
City of New Orleans..................................      201,000        4,091        4,091            0             0
Deutsche Banc Alex Brown Inc.........................   29,625,000      603,053      603,053            0             0
Employee Benefit Convertible Securities Fund
  (Custodian DTC #955 Bank of America Personal
  Trust).............................................      225,000        4,580        4,580            0             0
FIST Convertible Securities Fund.....................    3,000,000       61,068       61,068            0             0
First Union Securities Inc...........................    2,000,000       40,712       40,712            0             0
Forest Alternative Strategies Fund II L.P. ASM.......      275,000        5,597        5,597            0             0
Forest Global Convertible Fund A-5...................   17,455,000      355,318      355,318            0             0
HighBridge International LLC.........................   10,000,000      203,562      203,562            0             0
Hotel Union & Hotel Industry of Hawaii...............      373,000        7,592        7,592            0             0
ITG, Inc.............................................      100,000        2,035        2,035            0             0
Jefferies & Company Inc..............................        8,000          162          162            0             0
JMG Capital Partners, LP.............................    3,500,000       71,246       71,246            0             0
JMG Triton Offshore Fund Ltd.........................    3,500,000       71,246       71,246            0             0
J.P. Morgan Securities, Inc..........................    4,097,000       83,399       83,399            0             0
KBC Financial Products USA...........................    3,500,000       71,246       71,246            0             0
Lehman Brothers Inc..................................   20,000,000      407,124      407,124            0             0
Lipper Convertibles L.P..............................    1,000,000       20,356       20,356            0             0
LLT Limited..........................................      800,000       16,284       16,284            0             0
Local Initiatives Support Corporation................       46,000          936          936            0             0
Mainstay Convertible Fund............................    1,400,000       28,498       28,498            0             0
Mainstay VP Convertible Portfolio....................      350,000        7,124        7,124            0             0
McMahan Securities Co. L.P...........................      500,000       10,178       10,178            0             0
Merrill Lynch Insurance Group........................      246,000        5,007        5,007            0             0
Nabisco Holdings.....................................       29,000          590          590            0             0
National Union Fire Insurance Company of
  Pittsburgh.........................................    1,500,000       30,534       30,534            0             0
Nations Convertible Securities Fund (Custodian
  DTC #901 Bank of New York).........................    6,200,000      126,208      126,208            0             0
New Orleans Firefighters Pension / Relief Fund.......      106,000        2,157        2,157            0             0
New York Life Insurance and Annuity Corporation......    1,000,000       20,356       20,356            0             0
New York Life Insurance Company......................    9,000,000      183,206      183,206            0             0
New York Life Separate Account #7....................      150,000        3,053        3,053            0             0
Occidental Petroleum Corporation.....................      194,000        3,949        3,949            0             0
Oppenheimer Convertible Securities Fund..............    5,000,000      101,781      101,781            0             0
Pacific Life Insurance Company.......................    1,000,000       20,356       20,356            0             0
Parker-Hannifin Corporation..........................       37,000          753          753            0             0
Pro-Mutual...........................................      685,000       13,944       13,944            0             0
Putnam Asset Allocation Funds--Balanced Portfolio....      150,000        3,053        3,053            0             0

                                                                                                 PRINCIPAL
                                                        PRINCIPAL                                AMOUNT OF      COMMON
                                                        AMOUNT OF                                  NOTES         STOCK
                                                          NOTES          COMMON                    OWNED         OWNED
                                                       BENEFICIALLY      STOCK        COMMON       AFTER         AFTER
                                                        OWNED AND     BENEFICIALLY    STOCK     COMPLETION    COMPLETION
NAME                                                    OFFERED(1)      OWNED(2)     OFFERED    OF OFFERING   OF OFFERING
----                                                   ------------   ------------   --------   -----------   -----------
Putnam Asset Allocation Funds--Conservative
  Portfolio..........................................       89,000        1,811        1,811            0             0
Putnam Convertible Income--Growth Trust..............    2,000,000       40,712       40,712            0             0
Putnam Convertible Opportunities and Income Trust....       49,000          997          997            0             0
Putnam High Income Convertible and Bond Fund.........      300,000        6,106        6,106            0             0
Raytheon Master Pension Trust........................      529,000       10,768       10,768            0             0
RBC Capital Services, Inc. c/o Forest Investment
  Mngt., L.L.C.......................................      370,000        7,531        7,531            0             0
RJR Reynolds.........................................       92,000        1,872        1,872            0             0
Robertson Stephens...................................   10,000,000      203,562      203,562            0             0
R(2) Investments, LDC................................   25,000,000      508,905      508,905            0             0
San Diego County Employees Retirement Association....    2,500,000       50,890       50,890            0             0
SG Cowen Securities Corporation......................    4,000,000       81,424       81,424            0             0
Shell Pension Trust..................................      428,000        8,712        8,712            0             0
Smithfield Trust Company.............................       10,000          203          203            0             0
State of Maryland Retirement System..................    2,509,000       51,073       51,073            0             0
Teachers Insurance and Annuity Association...........    3,500,000       71,246       71,246            0             0
The City University of New York......................      119,000        2,422        2,422            0             0
The Grable Foundation................................       91,000        1,852        1,852            0             0
The Grady Hospital Foundation........................      103,000        2,096        2,096            0             0
University of Rochester..............................       19,000          386          386            0             0
Viacom Inc. Pension Plan Master Trust................       47,000          956          956            0             0
Zurich Master Hedge Fund c/o Forest Investment Mngt.,
  L.L.C..............................................      350,000        7,124        7,124            0             0

------------------------------

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes and common stock.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

          The date of this prospectus supplement is February 16, 2001.

                                       3